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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                  FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                              LABOR READY, INC.
              (Exact name of registrant as specified in its charter)


              WASHINGTON                                15-0372290
(State of incorporation or organization)   (I.R.S. Employer Identification No.)


                            1016 SOUTH 28TH STREET
                           TACOMA, WASHINGTON 98409
                               (253) 383-9101
                    (Address of principal executive offices)


Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered: Preferred Stock Purchase Rights



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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The contents of Item 5, Other Events, in the registrant's Current Report on Form 8-K (File No. 0-23828) filed January 16, 1998, containing a description of the registrant's securities to be registered, are hereby incorporated by reference.


Item 2.  Exhibits

     1.* Rights Agreement, dated as of January 6, 1998, between the Company and TranSecurities International, Inc., which includes the Articles of Amendment of Articles of Incorporation as Exhibit A thereto, the form of Right Certificate as Exhibit B thereto and the form of Summary of Rights to Purchase Shares of Preferred Stock as Exhibit C thereto.

     2.**   Restated and Amended Articles of Incorporation of Labor Ready, Inc.

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*    Filed previously with the Company's Current Report on Form 8-K (File
     No. 0-23828) filed January 16, 1998 with the Securities and Exchange Commission.

** Filed previously with the Company's Form 10 Registration Statement (File No. 0-23828).


                                  SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       LABOR READY, INC.



                                       By      /s/ Glenn A. Welstad
                                         --------------------------------
                                         Glenn A. Welstad
                                         Chairman, Chief Executive Officer
                                           and President

Dated: April 20, 1998

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                                 EXHIBIT INDEX


Exhibit No.       Description
------------      -----------

     1.* Rights Agreement, dated as of January 6, 1998, between the Company and TranSecurities International, Inc., which includes the Articles of Amendment of Articles of Incorporation as Exhibit A thereto, the form of Right Certificate as Exhibit B thereto and the form of Summary of Rights to Purchase Shares of Preferred Stock as Exhibit C thereto.

     2.**   Restated and Amended Articles of Incorporation of Labor Ready, Inc.

------------
* Filed previously with the Company's Current Report on Form 8-K (File No. 0-23828) filed January 16, 1998 with the Securities and Exchange Commission.

** Filed previously with the Company's Form 10 Registration Statement (File No. 0-23828).